EXHIBIT 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a statement on this Schedule 13D dated December 21, 2023 (including amendments thereto) with respect to the ordinary shares of Cazoo Group Ltd. This Joint Filing Agreement shall be filed as an Exhibit to such statement.

Dated: December 21, 2023

INHERENT CREDIT OPPORTUNITIES MASTER, LP
By: Inherent Credit Opportunities GP, LP, its general partner
By: Inherent ESG Opp GP, LLC, its general partner

By:	/s/ Michael Ellis
Name: Michael Ellis
Title: COO & CCO

Inherent Credit Opportunities GP, LP
By: Inherent ESG Opp GP, LLC, its general partner

By:	/s/ Michael Ellis
Name: Michael Ellis
Title: COO & CCO

INHERENT ESG OPPORTUNITY MASTER, LP
By: Inherent ESG Opportunity GP, LLC, its general partner
By: Inherent ESG Opp GP, LLC, its managing member

By:	/s/ Michael Ellis
Name: Michael Ellis
Title: COO & CCO

INHERENT ESG OPPORTUNITY GP, LLC
By: Inherent ESG Opp GP, LLC, its managing member

By:	/s/ Michael Ellis
Name: Michael Ellis
Title: COO & CCO

INHERENT ESG OPP GP, LLC

By:	/s/ Michael Ellis
Name: Michael Ellis
Title: COO & CCO

INHERENT PRIVATE OPPORTUNITIES 2021, LP
By: Inherent Private Opportunities 2021 GP, LP, its general partner
By: Inherent Private Opportunities 2021 GP, LLC, its general partner

By:	/s/ Michael Ellis
Name: Michael Ellis
Title: COO & CCO

INHERENT PRIVATE OPPORTUNITIES 2021 GP, LP
By: Inherent Private Opportunities 2021 GP, LLC, its general partner

By:	/s/ Michael Ellis
Name: Michael Ellis
Title: COO & CCO

INHERENT PRIVATE OPPORTUNITIES 2021 GP, LLC

By:	/s/ Michael Ellis
Name: Michael Ellis
Title: COO & CCO

INHERENT GROUP, LP
By: Inherent Group GP, LLC, its general partner

By:	/s/ Michael Ellis
Name: Michael Ellis
Title: COO & CCO

INHERENT GROUP GP, LLC

By:	/s/ Michael Ellis
Name: Michael Ellis
Title: COO & CCO

ANTHONY DAVIS

By:	/s/ Anthony Davis